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                                                                    EXHIBIT 23.5


     CONSENT OF HACKER, JOHNSON, COHEN & GRIEB PA, INDEPENDENT AUDITORS'


         We consent to the incorporation by reference in the Registration Statement of F.N.B. Corporation on Form S-3 of our report dated January 9, 1998 on our audits of the financial statements of Seminole Bank at December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 and of our report dated January 9, 1998, except for Note 18, as to which the date is April 6, 1998 on our audits of the financial statements of Citizens Holding Corporation at December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, which reports are included as exhibits in F.N.B. Corporation's Current Report on Form 8-K dated July 2, 1999.



                              /S/ HACKER, JOHNSON, COHEN & GRIEB PA
                              HACKER, JOHNSON, COHEN & GRIEB PA


Tampa, Florida
February 23, 2000